EXHIBIT 32.1


                            CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with this Annual Report of Morgan Creek Energy Corp. (the "Company") on Form 10-KSB for the year ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Marcus M. Johnson, President/Chief Executive Officer and I, D. Bruce Horton, Treasurer/Chief Financial Officer,of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: April 9, 2008                       /s/ MARCUS M. JOHNSON
                                          _____________________________________
                                              Marcus M. Johnson
                                              President/Chief Executive Officer


                                          /s/ D. BRUCE HORTON
                                          _____________________________________
                                              D. Bruce Horton
                                              Treasurer/Chief Financial Officer